Mr. Todd Slater

1 Blackstone Place

Bronx, NY 10471

Re: Amendment to August 12, 2011 Agreement

Dear Todd:

Reference is made to the Agreement between XCel Brands, Inc. (“XCel”) and Todd Slater (“TS”) dated August 12, 2001 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

1.	The Parties agree that XCel shall pay to TS the sum of $163,000, as payment in full for (i) cancellation of all amounts due or payable to TS or which may otherwise become due or payable to TS under Sections 2 and 4 of the Agreement and (ii) assignment to XCel of all amounts payable directly to TS by a licensee or distributor, in each case, with respect to the license agreements and distribution agreements entered into by XCel or XCel’s subsidiary, IM Brands, Inc. (“IM”), and set forth on Schedule A hereto (collectively, the “License Agreements”), as well as any amendments, restatements, modifications or extensions to any such agreements or any future agreements entered into by and between XCel, IM or any current or future affiliate of XCel or IM and any of the licensees or distributors set forth on Schedule A hereto or any of their affiliates. Upon execution of this Agreement, TS will execute an irrevocable instruction letter, irrevocably instructing the licensee or distributor under any License Agreement set forth on Schedule A hereto pursuant to which TS or a designee or assignee of TS is entitled to be paid a commission, fee or other amount directly from the licensee or distributor in the form attached as Exhibit B hereto and deliver such letter to XCel and the licensee. TS agrees not to accept a reduced amount, or take any action that reduces the amount payable to him, under the Agreement and TS also agrees that, in the event TS receives any payment directly from any licensee or distributor under any Licensee Agreement, TS shall have received such payment as an agent for XCel and shall promptly remit such payment to XCel.

2.	TS agrees that this Agreement shall serve as TS’s automatic resignation as a director of XCel upon (i) XCel’s common stock becomes listed on the Nasdaq Stock Market or other national securities exchange, and (ii) a majority of the members of XCel’s Board (not counting TS for such purpose) requests that TS resign as a director of XCel. TS’s resignation shall be effective upon the satisfaction of the conditions set forth in the preceding sentence, without any further action on the part of TS. TS shall execute a resignation letter or other documents in the event his resignation becomes effective, provided, however, that his delivery of such resignation letter shall not be a condition to his resignation.

3.	All other terms and provisions of the Agreement remain unchanged and of full force and effect.

4.	This Amendment, together with the Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior contemporaneous agreements, representations and understandings of the Parties with respect thereto.

5.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and he same instrument. This Agreement may be executed by facsimile or digital signature.

If the foregoing accurately reflects our understanding and agreement, please sign where indicated below and return one copy of this letter to me for our records.

Very truly yours,

/s/ Robert W. D’Loren

Robert W. D’Loren
Chairman, CEO

AGREED TO AND ACCEPTED:

By:	/s/ Todd Slater
Todd Slater

SCHEDULE A

License/Distributor	License/Distribution Agreement
IM Clothing, LLC (Jump)	Agreement by and between IM Brands, LLC and IM Clothing, LLC dated February 10, 2012 together with any amendments thereof.
Collection Jeans Licensing, LLC (Sunrise)	Agreement by and between IM Brands, LLC and Collection Jeans Licensing, LLC dated February 09, 2012.
Bijou International Corporation	Agreement by and between IM Brands, LLC and Bijou International Corporation dated December 15, 2011.

SCHEDULE B

To [Licensee]

This letter shall serve as my irrevocable instructions for [Licensee] to remit any and all payments due to me under the licensee agreement dated as of __________, 20__ by and between the [IM Brands, LLC] and [Licensee] [and Todd Slater] [if a party to the agreement] to [IM Brands, LLC], my designee, as follows (or such other instructions as [IM Brands, LLC] provides to you):

[Insert Payment Instructions]

Very truly yours,

Todd Slater

_____________________